UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 26, 2015
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) has certain receivables due from Advanced Green Innovations, LLC (“AGI”) and its affiliate ZHRO Solutions, LLC (“ZHRO”) arising from services provided by the Company. The Company, AGI, ZHRO and their affiliate, Advanced Green Technologies, LLC (collectively, the “AGI Parties”) agreed to repayment terms originally set forth in Section 3 of that certain Debt Repayment Agreement, with an effective date of December 10, 2014, between the Company and the AGI Parties (the “Debt Repayment Agreement”), a copy of which was filed by the Company as Exhibit 10.1 to a Current Report on Form 8-K filed on December 16, 2014.
On June 26, 2015, the Company entered into an Amendment to Debt Repayment Agreement (“Amendment to Debt Repayment Agreement”) with the AGI Parties by which the Company and the AGI Parties agreed to amend the repayment terms of the Debt Repayment Agreement and cure all existing defaults of the AGI Parties.
Prior to the parties’ execution of the Amendment to Debt Repayment Agreement, the AGI Parties had paid the Company the sum of $575,000, leaving an unpaid balance of $1,745,848 inclusive of interest (the “Adjusted Unpaid Amount”), but were in default of the Debt Repayment Agreement. Below is a summary of the material terms of the Amendment to Debt Repayment Agreement:

•	The Adjusted Unpaid Amount will be paid as follows:

•	$500,000, which was paid upon execution of the Amendment to Debt Repayment Agreement;

•	an amount equal to 10% of the Proceeds Collected (defined below) for the month of July, due on or before July 31, 2015;

•
four installments of an amount equal to the greater of $225,000 or 10% of the Proceeds Collected for the months of August, September, October and November, due on August 31, 2015, September 30, 2015, October 30, 2015 and November 30, 2015, respectively; and

•	a final installment equal to the entire unpaid portion of the Adjusted Unpaid Amount plus all unpaid accrued interest, due on or before December 23, 2015.

•	The interest rate on the Adjusted Unpaid Amount was reduced from 18% per annum to 9% per annum. Upon the occurrence of an “Event of Default,” the interest rate increases to 20% per annum.

•
The Company agreed to deliver certain deliverables to the AGI Parties within 30 days following the date that the balance of the Adjusted Unpaid Amount is reduced to approximately $780,000. If the Company fails to timely deliver such deliverables, then the accrual of interest is suspended until such deliverables are received by the AGI Parties.

•
The Company agreed that all existing defaults by the AGI Parties under the Debt Repayment Agreement were cured and that the AGI Parties are no longer in default of the Debt Repayment Agreement, as amended by the Amendment to Debt Repayment Agreement.

As of June 30, 2015, the outstanding balance of the Adjusted Unpaid Amount, including interest, was $1,247,077.
The term “Proceeds Collected” means (i) any and all cash receipts generated for the benefit of, attributable to, or received by, the AGI Parties from distributor agreements; and (ii) any and all unrestricted cash receipts generated for the benefit of, attributable to, or received by the AGI Parties from any source, including: (a) capital proceeds raised via debt or equity instruments; (b) factoring of purchase orders or accounts receivables; and (c) other revenues, reimbursements or advances.
The foregoing description of the Amendment to Debt Repayment Agreement is qualified by reference to the complete terms of such Amendment to Debt Repayment Agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Debt Repayment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

July 1, 2015	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Debt Repayment Agreement